UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California, 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

10275 Science Center Drive, San Diego, California 92121-1117

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 9, 2009, Ligand Pharmaceuticals Incorporated (the “Company” or “Ligand”) entered into an amendment (the “Amendment”) to the discovery collaboration agreement dated October 11, 2007 (the “Collaboration Agreement”) between Pharmacopeia, Inc. (now Pharmacopeia, LLC), a wholly owned subsidiary of Ligand (“Pharmacopeia”), and Bristol-Myers Squibb Company (“BMS”). Pursuant to the terms of the Amendment, the research term under the Collaboration Agreement will terminate on December 31, 2009 and the research program under the Collaboration Agreement will be transferred to BMS. The Company will no longer be obligated to provide research support to BMS after December 31, 2009, other than providing certain data and compound transfer services to BMS through June 30, 2010. In connection with the Amendment, the Company will pay $1 million to BMS on or before January 30, 2010 and BMS is no longer required to make milestone payments to the Company under the Collaboration Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which the Company intends to file with its Annual Report on Form 10-K for the fiscal year ending December 31, 2009, requesting confidential treatment for certain portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: December 10, 2009	By:	/s/ CHARLES S. BERKMAN
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary